UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2021

ABVC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44370 Old Warm Springs Blvd. Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (510) 668-0881

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 6, 2021 (the “Completion Date”), ABVC BioPharma, Inc. (the “Company”), Lucidaim Co., Ltd., a Japanese corporation ("Lucidaim," together with the Company, the “Shareholders”), and BioLite Japan K.K., a Japanese corporation ("Biolite”) entered into a Joint Venture Agreement (the “Agreement”). Biolite is a private limited company (a Japanese Kabushiki Kaisha) incorporated on December 18, 2018 and at the date of the Agreement has 10,000 ordinary shares authorized, with 3,049 ordinary shares issued and outstanding (the “Ordinary Shares”). Immediately prior to the execution of the Agreement, Lucidaim owned 1,501 ordinary shares and the Company owned the 1,548 ordinary shares. The Shareholders entered into the joint venture to formally reduce to writing their desire to invest in and operate Biolite as a joint venture. The business of the joint venture shall be the research and development of drugs, medical device and digital media, investment, fund running and consulting, distribution and marketing of supplements carried on by Biolite and its subsidiaries in Japan, or any other territory or businesses as may from time to time be agreed by an amendment to the Agreement. The closing of the transaction is conditioned upon the approval and receipt of all necessary government approvals, which have been received.

Pursuant to the Agreement and the related share transfer agreement, the Company shall transfer 54 of its Ordinary Shares to Lucidaim for no consideration, such that following the transfer, Lucidaim shall own 1,555 Ordinary Shares (51%) and the Company shall own 1,494 Ordinary Shares (49%). Also pursuant to the Agreement, there shall be 3 directors of Biolite, consisting of 1 director appointed by the Company and 2 appointed by Lucidiam. The Company shall appoint Eugene Jiang, the Company’s current Chairman and Chief Business Officer and Lucidaim shall appoint Michihito Onishi; the current director of Biolite, Toru Seo (who is also a director of BioLite Japan’s other shareholder), is considered the second Lucidaim director. The Agreement further provides that the Company and Biolite shall assign the research collaboration and license agreement between them to Biolite or prepare the same (the “License Agreement”). The aforementioned transactions occurred on the Completion Date.

As per the Agreement, the Shareholders shall supervise and manage the business and operations of Biolite. The directors shall not be entitled to any renumeration for their services as a director and each Shareholder can remove and replace the director he/she/it appointed. If a Shareholder sells or disposes of all of its Ordinary Shares, the director such Shareholder appointed must tender his/her resignation. The Agreement also sets forth certain corporate actions that must be pre-approved by all Shareholders (the “Reserved Matters”). If the Shareholders are unable to make a decision on any Reserved Matter, then either Shareholder can submit a deadlock notice to the other shareholder, 5 days after which they must refer the matter to each Shareholder’s chairman and use good faith to resolve the dispute. If such dispute is not resolved within 10 days thereafter, then either Shareholder can offer to buy all of the other Shareholder’s Ordinary Shares for cash at a specified price; if there is not affirmative acceptance of the sale, the sale shall proceed as set forth in the sale offer.

Each of the Shareholders maintains a pre-emptive right to purchase such number of additional Ordinary Shares as would allow such Shareholder to maintain its ownership percentage in Biolite if Biolite issues any new Ordinary Shares. However, the Agreement provides that the Company shall lose its pre-emptive rights under certain conditions. The Shareholders also maintain a right of first refusal if the other Shareholder receives an offer to buy such shareholder’s Ordinary Shares.

The Agreement also requires Biolite to obtain a bank facility in the amount of JPY 30,460,000 (approximately USD272,000), for its initial working capital purposes. Pursuant to the Agreement, each Shareholder agrees to guarantee such bank facility if the bank requires a guarantee. Accordingly, the Company may be liable for the bank facility in an amount up to JPY 14,925,400 (approximately USD134,000), which represents 49% of the maximum bank facility. The Agreement further provides that Biolite shall issue annual dividends at the rate of at least 1.5% of Biolite’s profits, if it has sufficient cash to do so.

Pursuant to the Agreement, the Company and Biolite agree to use their best efforts to execute the License Agreement by the end of December 2021. The Company agreed that any negotiation on behalf of Biolite regarding the terms of the License Agreement shall be handled by the directors appointed by Lucidaim. If the Company and such Lucidaim directors do not reach agreement on the terms, Biolite may at its sole discretion determine not to execute the License Agreement without any liability to the Company.

The Agreement contains non-solicitation and non-compete clauses for a period of 2 years after a Shareholder or its subsidiaries ceases to be a Shareholder, with such restrictive covenants limited to business within the ophthalmologic filed or central neurological field. Any rights to intellectual property that arise from Biolite’s activities, shall belong to Biolite.

The Agreement contains standard indemnification terms, except that no indemnifying party shall have any liability for an individual liability unless it exceeds JPY 500,000 (approximately USD4,500) and until the aggregate amount of all liabilities exceeds JPY 2,000,000 (approximately USD18,000) and then only to the extent such liability exceed such limit.

The Company paid $100,000 towards the setup of the joint venture after the parties signed a letter of intent regarding the joint venture (the “Letter of Intent”) and shall pay an additional $50,000 before the end of this calendar year; BioLite Japan’s other shareholder paid $150,000 after the Letter of Intent was signed.

The Agreement shall continue for 10 years, unless earlier terminated and shall continue until terminated by: (i) either party by giving the other party at least 6 months written notice, until the end of the 10 years, after which the parties can terminate at any time or (ii) or by written agreement of all Shareholders, in which case it shall terminate automatically on the date upon which all Ordinary Shares are owned by one Shareholder. The Agreement also allows a Shareholder to terminate the agreement upon certain defaults committed by another Shareholder, as set forth in the Agreement.

This was a related party transaction and was conducted at arm’s length. In addition to the Company’s board of directors providing approval for the Company to enter into the Agreement, the Company’s audit committee approved the Company’s entry into the Agreement. The Board believes that this joint venture will enhance the Company’s ability to provide therapeutic solutions to significant unmet medical needs and to develop innovative botanical drugs to treat central nervous system (“CNS”) and oncology/ hematology diseases. The Company’s Board of Directors believes that the joint venture has the potential to provide the Company with access to additional early-stage product candidates that it would not otherwise have access to and to introduce the Company to early-stage opportunities, and therefore the Board believes the joint venture is in the best interest of the Company and its shareholders.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits

10.1	Joint Venture Agreement between the Company, Lucidaim Co., Ltd. and BioLite Japan K.K.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABVC BIOPHARMA, INC.

October 8, 2021	By:	/s/ Andy An
Andy An
Chief Financial Officer

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